UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2008

Flotek Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2930 W. Sam Houston Pkwy N., Suite 300 Houston, Texas	77043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 849-9911

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(d)

On September 22, 2008, the Board of Directors (the “Board”) of Flotek Industries, Inc. (“Flotek” or the “Company”) increased the number of directors on the Board from seven to eight and elected Mr. James R. Massey to serve as a director on the Board. In addition, Mr. Massey will serve on Flotek’s Governance Committee.

Mr. Massey recently retired from ExxonMobil after 36 years experience in the oil industry, both domestically and internationally. Mr. Massey served as Vice President of ExxonMobil Production Company from 1999 until March 1, 2008, where he was responsible for production operations. From 1998 to 1999, Mr. Massey was an Executive Vice President for Mobil Oil Corporation, where he was responsible for upstream operations in Europe and Africa. From 1997 to 1998, Mr. Massey was an Executive Vice President/Operating Officer for Mobil Oil Corporation, where he was responsible for upstream and downstream operations in Africa and the Middle East. From 1992 to 1997, Mr. Massey was an Executive Director followed by Managing Director for Mobil Producing Nigeria. From 1990 until 1992, he was a Planning Associate, Corporate Planning for Mobil Corp in Fairfax, Virginia. From 1972 until 1990, Mr. Massey held a variety of technical, planning and managerial positions, both domestically and abroad. Mr. Massey holds a Bachelor of Science degree in Chemical Engineering from Texas A&I University.

Mr. Massey will receive an annual Board retainer of $30,000, paid monthly, an attendance fee of $2,000 for each Board meeting attended, and an attendance fee of $1,000 for each committee meeting attended. Additionally, Mr. Massey received a grant of 1,760 shares of restricted stock and options to purchase 4,630 shares of Flotek common stock at an exercise price of $13.90. The shares of restricted stock and options vest in five equal annual installments beginning on September 22, 2008. The grants to Mr. Massey vest immediately if there is a change of control.

There are no related party transactions between Mr. Massey and the Company, or with management, and there are no arrangements or understandings between Mr. Massey with respect to his appointment, except for normal Board compensation as disclosed.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release dated September 23, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.

Date: September 26, 2008	By:	/s/ Jerry D. Dumas, Sr.
Jerry D. Dumas, Sr.
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated September 23, 2008